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                                                                       EXHIBIT 5

                 COOPERMAN LEVITT WINIKOFF LESTER & NEWMAN, P.C.

                                       June 27, 2000

Robotic Vision Systems, Inc.
5 Shawmut Road
Canton, Massachusetts 02021

         Re: Registration of 3,000,000 shares of Common Stock under the Securities Act of 1933, as amended

Ladies and Gentlemen:

         In our capacity as counsel to Robotic Vision Systems, Inc., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-8 being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering an aggregate of an additional 3,000,000 shares of Common Stock, par value $.01 per share, of the Company (the "Stock") to be issued upon the exercise of options or other purchase rights, which may be granted subsequent hereto to acquire shares of Common Stock under the Company's 1996 Stock Plan (the "Plan").

         In that connection, we have examined the Restated Certificate of Incorporation, as amended, and the By-Laws, as amended, of the Company, the Registration Statement, the Plan, corporate proceedings of the Company relating to the issuance of the Stock pursuant to the Plan, and such other instruments and documents as we deemed relevant under the circumstances.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

         Based upon and subject to the foregoing, we are of the opinion that the Stock has been duly and validly authorized and, when issued and paid for as described in the Plan, will be duly and validly issued, fully paid and non-assessable.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement.

                                 Very truly yours,

                                 Cooperman Levitt Winikoff Lester & Newman, P.C.

                                 By: /s/ Ira Roxland
                                     --------------------------
                                         Ira Roxland
                                         A Member of the Firm